Exhibit 99.1

TRX REPORTS FOURTH QUARTER AND FISCAL 2007 RESULTS

ATLANTA, 7 MARCH 2008 — TRX, Inc. (NASDAQ: TRXI), a global technology company that develops and hosts software applications to process data records and automate manual processes, today reported financial results for the quarter ended 31 December 2007.

Total revenues excluding client reimbursements for the fourth quarter of 2007 were $18.6 million compared with $26.1 million in the fourth quarter of 2006. Net loss for the fourth quarter was ($4.2) million compared with net income of $1.3 million in the fourth quarter of 2006. Net loss per diluted share was ($0.23) compared to net income per diluted share of $0.07 for the fourth quarter of 2006.

Revenues from transaction processing services for the fourth quarter of 2007 decreased to $14.0 million from $15.6 million in the fourth quarter of 2006. Revenues from data reporting services were $3.3 million, compared with $5.1 million in the prior year. Revenues from customer care activities decreased 75% to $1.3 million, as the Company continued to execute on its previously announced strategy of transitioning away from call center services.

Adjusted revenues for the fourth quarter of 2007 were $22.1 million compared with $26.1 million in the fourth quarter of 2006. Adjusted revenues from data reporting services were $6.8 million, compared with $5.1 million in the fourth quarter of 2006. Adjusted revenues include $3.5 million of recurring data reporting services provided to Citibank which are required to be deferred under US GAAP until the Company’s sale of a non-exclusive DATATRAX license, previously announced in July 2007, occurs. Management currently expects the $4.5 million license sale to occur in the first half of 2008. Adjusted EBITDA was $1.8 million for the quarter, compared with $3.8 million in the fourth quarter of 2006.

For the twelve months ended 31 December 2007, revenues excluding client reimbursements were $89.5 million, compared to $113.5 million in 2006, including revenues from data reporting of $20.9 million in 2007 and $17.8 million in 2006. Net loss for the twelve months ended 31 December 2007 was ($8.0) million, compared with net income of $7.3 million for 2006. Adjusted revenues were $96.0 million, compared with $113.5 million for 2006. Adjusted revenues from data reporting services were $27.4 million, compared with $17.8 million for 2006. Adjusted EBITDA was $10.2 million, compared with $18.7 million for 2006.

“Our transformational efforts made good strides in 2007,” said TRX President & CEO Trip Davis. “Our revenues in 2007 were stronger than we anticipated at the start of the year, which enabled us to execute faster on our innovation priorities. We expect organic volumes in transaction processing to moderate in 2008 due to the economy, and that data reporting and our sales pipeline will largely offset those challenges. We will continue to fund long-term growth through innovation investment, to ensure our solutions are meeting our clients’ needs.”

Based upon its expectations, TRX provided its guidance for fiscal 2008, inclusive of the $4.5 million DATATRAX license sale referred to above:

•	Adjusted revenues of $92 to $95 million, of which $20-$23 million is from data reporting.
•	Adjusted EBITDA of $8 to $10 million.
•	Capital expenditures of $7 to $8 million.

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Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as Adjusted Revenue, EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

Adjusted Revenue consists of GAAP transaction and other revenues, adjusted for the revenue earned from Citibank for providing routine services, which is required under US GAAP to be deferred until the anticipated sale of a software license to Citibank is complete. The deferral of revenue recognition is required in the absence of vendor-specific objective evidence of the fair value of the license. Management uses Adjusted Revenue as an additional measure for evaluating the performance of the business, because the pricing for and level of routine services currently being provided to Citibank are equivalent to those provided to Citibank before the arrangement to sell a license was consummated in July 2007.

EBITDA consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of Adjusted Revenue, EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile Adjusted Revenue, EBITDA and Adjusted EBITDA to GAAP net income (loss) are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

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Conference Call Information

The Company will hold a Webcast of its conference call to discuss these results on Friday, 7 March at 9:00 a.m. Eastern Time from www.trx.com. To register for the event, please go to the Investor Center on the TRX.com Website at least fifteen minutes early to register, download, and install any necessary audio software.

For those who cannot listen to the live broadcast, the TRX.com site will host an archived Webcast shortly after the conclusion of the call, which will remain available on the TRX Website at www.trx.com for 90 days.

About TRX

TRX is a global technology company. We develop and host software applications that process data records and automate manual processes, enabling our clients to optimize performance and control costs. We are a leading provider to the travel industry and are expanding into financial services and healthcare. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. TRX is headquartered in Atlanta with operations and associates in North America, Europe, and Asia.

Investor Contacts:	David Cathcart
Chief Financial Officer
(404) 929-6154

Media Contacts:	Kira Perdue
Trevelino/Keller Communications Group for TRX
(404) 214-0722, extension 101

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TRX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(Unaudited)		(Audited)
REVENUES:
Transaction processing	$13,969	$15,636	$63,844	$72,627
Data reporting	3,300	5,149	20,885	17,849
Customer care	1,319	5,326	4,803	23,028

Transaction and other revenues	18,588	26,111	89,532	113,504
Client reimbursements	508	1,314	2,570	2,836

Total revenues	19,096	27,425	92,102	116,340

EXPENSES:
Operating	13,993	13,511	56,820	64,673
Selling, general and administrative	2,808	5,844	16,184	20,159
Technology development	3,102	2,985	13,178	11,022
Client reimbursements	508	1,314	2,570	2,836
Restructuring	—	—	—	691
Depreciation and amortization	2,735	2,423	11,217	10,121

Total expenses	23,146	26,077	99,969	109,502

OPERATING (LOSS) INCOME	(4,050)	1,348	(7,867)	6,838

INTEREST INCOME (EXPENSE):
Interest income	46	220	356	999
Interest expense	(160)	(40)	(583)	(324)

Total interest (expense) income, net	(114)	180	(227)	675

INCOME (LOSS) BEFORE INCOME TAXES	(4,164)	1,528	(8,094)	7,513
(PROVISION) BENEFIT FOR INCOME TAXES	—	(213)	51	(213)

NET (LOSS) INCOME	$(4,164)	$1,315	$(8,043)	$7,300

Net (Loss) Income per Share
Basic and diluted	$(0.23)	$0.07	$(0.44)	$0.41

Weighted Average Shares Outstanding
Basic	18,305	17,769	18,272	17,711
Diluted	18,305	17,769	18,272	17,745

Other Data:
Adjusted revenues	$22,065	$26,111	$96,037	$113,504
Adjusted EBITDA	$1,844	$3,792	$10,221	$18,707
Adjusted data reporting revenues	$6,777	$5,149	$27,390	$17,849
Capital expenditures	$2,362	$2,637	$8,716	$9,151
Transaction processing volumes	19,580	18,779	85,654	83,788

	As of December 31, 2007	As of December 31, 2006
Consolidated Balance Sheet Data:
Cash and cash equivalents	$8,879	$24,444
Total shareholders' equity	37,019	41,132

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TRX, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Transaction and Other Revenues to Adjusted Revenues and Net (Loss) Income to Adjusted EBITDA

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Transaction and other revenues	$18,588	$26,111	$89,532	$113,504
Deferred data reporting revenues (1)	3,477	—	6,505	—

Adjusted revenues	22,065	26,111	96,037	113,504

Net (loss) income	(4,164)	1,315	(8,043)	7,300
Depreciation and amortization	2,735	2,423	11,217	10,121
Interest expense (income), net	114	(180)	227	(675)
Provision (benefit) from income taxes	—	213	(51)	213

EBITDA	(1,315)	3,771	3,350	16,959
Stock compensation expense	(318)	21	366	1,057
Restructuring expenses (2)	—	—	—	691
Deferred data reporting revenues (1)	3,477	—	6,505	—

Adjusted EBITDA	$1,844	$3,792	$10,221	$18,707

Reconciliation of Data Reporting Revenues to Adjusted Data Reporting Revenues
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Data reporting revenues	$3,300	$5,149	$20,885	$17,849
Deferred data reporting revenues (1)	3,477	—	6,505	—

Adjusted data reporting revenues	$6,777	$5,149	$27,390	$17,849

(1)	Data reporting services provided to Citibank which are required to be deferred under US GAAP until the Company’s sale of a non-exclusive DATATRAX license, previously announced in July 2007, occurs. Management currently expects the $4.5 million license sale to occur in the first half of 2008.

(2)	In fiscal 2006, we recorded restructuring expenses for severance, lease abandonment and associated asset impairment charges from the closure of certain customer care operations.

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